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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-91676, 333-02966, 333-39229, 333-39601,
333-40584, 333-43347, 333-43349, 333-43351, 333-65185, 333-76068, 333-81683, and
333-112884) and on Form S-3 (File No. 333-110507) of The BISYS Group, Inc. of our report dated September 3, 2004 relating to the financial statements, which appears in the 2004 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 27, 2004